                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-80609 of The Men's Wearhouse, Inc. on Form S-3 and Registration Statement Numbers 33-48108, 33-48109, 33-48110, 33-61792, 333-21109, 333-21121, 33-74692,
333-53623, 333-80033 and 333-72549 of The Men's Wearhouse, Inc. on Form S-8 of our report dated February 23, 2001 appearing in this Annual Report on Form 10-K of The Men's Wearhouse, Inc. for the year ended February 3, 2001.

DELOITTE & TOUCHE LLP

Houston, Texas
April 30, 2001